UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2014

HDIMAX MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

Indigo-Energy, Inc.

(Former Name, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 19, 2014, Indigo-Energy, Inc. (the “Company”) changed its name to HDIMAX MEDIA, Inc.

The name change was effected through a short-form merger pursuant to Section 92A.180 of the Nevada Revised Statutes by merging a wholly-owned subsidiary of the Company into the Company, with the Company remaining as the surviving corporation in the merger. Under the Nevada Revised Statutes, the merger did not require approval of the Company’s stockholders and had the sole effect of amending the Company’s Articles of Incorporation to reflect the new legal name of the Company. A copy of the Articles of Merger related to the name change, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1 and incorporated herein by reference. The merger and the resulting name change do not in any way affect the ownership of the Company or otherwise affect the rights or interests of the Company’s stockholders. With the exception of the name change, there were no other changes to the Company’s Articles of Incorporation or Bylaws.

Item 8.01 Other Events.

The Company’s common stock ceased trading under the symbol “IDGG” at the end of the day on December 18, 2014 and, on December 19, 2014, is commencing trading under the new ticker symbol “HMAX.”

On December 19, 2014, the Company issued a press release announcing the name and ticker symbol changes discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Articles of Merger, as filed with the Secretary of State December 8, 2014, effective as of December 19, 2014.

99.1	Press Release dated December 19, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HDIMAX MEDIA, Inc.

Date: December 19, 2014	By:	/s/ Rajinder Brar
Name: Rajinder Brar Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Merger, as filed with the Secretary of State December 8, 2014, effective as of December 19, 2014.

99.1	Press Release dated December 19, 2014.

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